UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2024

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
1425 Ohlendorf Road Osceola, AR	72370
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2024, Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), was notified that Brock J. Pierce has decided to resign as a director of the Company effective immediately. Mr. Pierce did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on December 12, 2024.

As of the close of business on October 16, 2024, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”), there were 16,622,010 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), outstanding, each of which entitled the holder to one vote on each matter brought before the Annual Meeting. Holders of 9,435,879 shares of Common Stock (representing 56.8% of the shares of Common Stock outstanding on the Record Date) were present in person or represented by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, the stockholders of the Company voted on the four proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 30, 2024. The results for each matter voted on by the stockholders during the Annual Meeting are set forth below.

Proposal 1

The Company’s stockholders elected the following nominees to serve as Class I directors on the Company’s board of directors, each to hold office for a three-year term expiring at the Company’s 2027 Annual Meeting of Stockholders or until their successors have been duly elected and qualified or until their earlier resignation, removal or death, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Terri White Elk	8,579,965	759,779	96,135
Michael Di Pietro	8,656,913	682,831	96,135

Proposal 2

The Company’s stockholders approved the proposal to ratify the appointment of Barton CPA, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,364,426	71,278	175	—

Proposal 3

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers in fiscal year 2023, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,208,414	129,260	2,070	96,135

Proposal 4

The Company’s stockholders approved, on an advisory, non-binding basis, conducting future advisory votes on the compensation of the Company’s named executive officers on an annual basis, as set forth below:

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
8,211,407	1,038,586	6,304	83,447	96,135

Based on these results, the Company’s board of directors has determined to conduct future advisory votes regarding the compensation of its named executive officers on an annual basis. This policy will remain in effect until the next stockholder vote on the frequency of such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: December 13, 2024	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer